UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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The Japan Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 8, 2005

Dear Shareholder:

     I am writing to ask you for your vote at the Meeting of Shareholders on June 1, 2005, where shareholders will be asked to elect directors to serve on the Fund’s Board of Directors and to approve a Rule 12b-1 distribution and shareholder servicing plan to permit the Fund to pay for certain marketing and distribution expenses. While you are, of course, welcome to join us at the Meeting of Shareholders, most shareholders cast their vote by filling out, signing, and returning the enclosed proxy card.

     Four of the current directors of the Fund—Shinji Fukukawa, Takeo Shiina, Yasuo Kanzaki, and I—are approaching the mandatory retirement age established by the Fund for directors. In light of the impending retirement of these directors, the Board of Directors of the Fund has determined that it would be in the best interest of the Fund to elect a slate of directors composed of several current members of the Board plus two candidates who would be new to the Board. This will permit the new directors to serve with current members of the Board of Directors and benefit from their accumulated knowledge and experience so as to ensure an orderly transition as Messrs. Fukukawa, Shiina, and Kanzaki and I retire over the next several years. Shareholder election of this slate will also give the Fund additional flexibility in satisfying certain legal requirements regarding the number of shareholder-elected directors.

     With respect to the 12b-1 plan, if it is approved by shareholders, the plan will replace the Fund’s current shareholder servicing plan and also permit the Fund to undertake certain marketing and distribution activities itself. The Board believes that the marketing and distribution activities permitted by the 12b-1 plan could, among other things, help to expand the shareholder base and size of the Fund and lower the expense ratio over time for shareholders.

     For at least one year following shareholder approval of the 12b-1 plan, the fee chargeable under the plan will be no greater than the current shareholder servicing fee, which will be eliminated upon approval of the plan. Thus, the 12b-1 fee will not increase the total level of fees currently paid by the Fund for at least one year. After the first year, the Board will have the option to increase the 12b-1 fee by an additional 0.10% of the Fund’s average daily net assets. The Board will increase the 12b-1 fee, however, only if it is deemed necessary to achieve marketing and distribution goals that are in the best interest of the Fund and its shareholders.

     Please take the time to read the enclosed materials. The Proxy Statement itself provides greater detail about the proposals and why they are being made. The Board recommends that you read the enclosed materials carefully and vote in favor of both proposals.

     To vote, simply fill out the enclosed proxy card—be sure to sign and date it—and return it to us in the enclosed postage-paid envelope. If you prefer, you can save time by voting through the Internet or by telephone as described on the enclosed proxy card.

     Your vote and participation in governance of the Fund is very important to us. If you have any questions or need further assistance in voting, please feel free to call our proxy solicitor Computershare Fund Services at 1-877-288-7833.

      Our proxy solicitor may contact you to encourage you to exercise your right to vote.

      We thank you for your participation.

Respectfully,

/s/ William L. Givens

William L. Givens
Chairman of the Board

THE JAPAN FUND, INC.

NOTICE OF MEETING OF SHAREHOLDERS

     Please take notice that a Meeting of Shareholders of The Japan Fund, Inc. (the “Fund”) will be held at the offices of Davis Polk & Wardwell located at 450 Lexington Avenue, New York, New York, on Wednesday, June 1, 2005, at 4:30 p.m., Eastern Time (the “Meeting”), for the purpose of voting on the following two proposals (the “Proposals”) and to transact such other business, if any, as may properly come before the Meeting:

  Proposal 1: To elect directors of the Fund; and

  Proposal 2: To approve a Rule 12b-1 distribution and shareholder servicing plan for the Fund.

      The Board recommends that shareholders vote FOR each Proposal.

     The persons named as proxies will vote in their discretion on any other business that may properly come before the Meeting or any adjournments or postponements thereof.

     Holders of record of shares of the Fund at the close of business on March 21, 2005 are entitled to vote at the Meeting and at any adjournments or postponements thereof. Shareholders are entitled to one vote for each share held. The Meeting will constitute the annual meeting of shareholders of the Fund for the year 2005.

     In the event that the necessary quorum to transact business or the vote required to approve any Proposal is not obtained at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting, in accordance with applicable law, to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Meeting. If the necessary quorum is not obtained, the persons named as proxies will vote in favor of adjournment. If the necessary quorum is obtained, but the vote required to approve a Proposal is not obtained, the persons named as proxies will vote FOR any such adjournment those proxies which they are entitled to vote in favor of that Proposal and will voteAGAINST any such adjournment those proxies to be voted against that Proposal.

By Order of the Board,

/s/ Sofia Rosala

Sofia Rosala
Secretary

April 8, 2005

IMPORTANT—We urge you to sign and date the enclosed proxy card and return it in the enclosed addressed envelope which requires no postage (or to take advantage of the electronic or telephonic voting procedures described on the proxy card). Your prompt return of the enclosed proxy card (or your voting by other available means) may save the necessity and expense of further solicitations. If you wish to attend the Meeting of Shareholders and vote your shares in person at that time, you will still be able to do so.

THE JAPAN FUND, INC.

225 Franklin Street, 26th Floor
Boston, MA 02110-2801

PROXY STATEMENT

General

     This Proxy Statement is being furnished to shareholders of The Japan Fund, Inc. (the “Fund”). The Board of Directors (the “Board,” the directors of which are referred to as the “Directors”) of the Fund is soliciting proxies from the shareholders of the Fund for use at the Meeting of Shareholders of the Fund to be held at the offices of Davis Polk & Wardwell located at 450 Lexington Avenue, New York, New York 10017, on Wednesday, June 1, 2005, at 4:30 p.m., Eastern Time, or at such later time made necessary by any and all adjournments or postponements thereof (the “Meeting”) for the purpose of voting on the following two proposals (the “Proposals”) and to transact such other business, if any, as may properly come before the Meeting:

  Proposal 1: To elect directors of the Fund; and

  Proposal 2: To approve a 12b-1 distribution and shareholder servicing plan for the Fund.

     This Proxy Statement, the Notice of Meeting, and the proxy card are first being mailed to shareholders on or about April 8, 2005 or as soon as practicable thereafter.

     The Fund provides periodic reports to its shareholders that highlight relevant information, including investment results and a review of portfolio changes. You may receive an additional copy of the most recent annual report for the Fund and the most recent semi-annual report for the Fund succeeding the annual report, without charge, by calling 1-800-53-JAPAN or writing the Fund, at the address shown above.

     Fidelity Management & Research Company (“FMR”) serves as the investment adviser to the Fund. SEI Investments Global Funds Services (“SEI Investments”) serves as the Fund’s administrator and SEI Investments Distribution Co. (“SIDCo” and together with “SEI Investments,” “SEI”) is the principal underwriter and distributor of the Fund’s shares.

PROPOSAL 1:

Election of Directors of the Fund

     At the Meeting, shareholders will be asked to consider the election of eight Directors to constitute the Board. For the election of Directors at the Meeting, the Board has approved the nomination of the following individuals: J. Douglas Azar, Lynn S. Birdsong, Shinji Fukukawa, William L. Givens, Takeshi Isayama, Yasuo Kanzaki, Yoshihiko Miyauchi, and Osamu Nagayama. Election of each of the listed nominees for Director requires the affirmative vote of a plurality of the votes cast at the Meeting in person or by proxy. Of the nominees for Director, only Messrs. Azar and Nagayama are not currently Directors of the Fund. Each of the nominees has consented to be nominated and to serve if elected.

     An election of Directors is proposed for this Meeting because four of the current Directors—William L. Givens, Shinji Fukukawa, Takeo Shiina, and Yasuo Kanzaki—are approaching the mandatory retirement age established by the Fund. Instead of simply replacing these Directors as they retire, the Board believes that it is in the best interest of the Fund to add new Directors to the Board before these retirements have occurred. The Board believes that this approach will allow for a more orderly transition by allowing the new Directors to serve with the retiring Directors and benefit from their accumulated knowledge and experience before they retire. Partially in anticipation of these upcoming retirements, Mr. Isayama was recently added to the Board by the Board pursuant to the governing documents of the Fund. The Board believes that two more Directors should be added as well, but, at this time, two new Directors cannot be elected to the Board by the Board because of the requirement under Section 16(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), that at least two-thirds of the Directors be elected by shareholders. The Board thus believes that it would be in the best interest of the Fund for shareholders to elect a slate of eight directors composed of many current Board members plus Messrs. Azar and Nagayama. Electing this slate now, will permit Messrs. Azar and Nagayama, like Mr. Isayama, to serve with the Directors approaching retirement before they retire. Additionally, shareholder election of Messrs. Birdsong and Isayama, who were both elected as Directors by the Board pursuant to the governing documents of the Fund, will allow the Board greater flexibility in filling vacancies occurring between shareholder meetings and in complying with the requirement under the 1940 Act that at least two-thirds of the Directors be elected by shareholders.

     The persons named on the accompanying proxy card, if granted authority to vote in the election of Directors, intend to vote at the Meeting for the election of the nominees named above. The nominees are to be elected to hold office until the next annual meeting of shareholders and until the election and qualification of a successor, or until such Director sooner dies, resigns or is removed as provided in the governing documents of the Fund. Because the Fund does not generally hold annual meetings of shareholders, each Director will hold office for an indeterminate period. In the unanticipated event that any nominee for Director cannot be a candidate at the Meeting, the appointed proxies will vote their proxy in favor of the remaining nominees and, in addition, in favor of such substitute nominee (if any) as the Board shall designate. Alternatively, the proxies may vote in favor of a resolution reducing the number of Directors to be elected at the Meeting.

     The Board considers possible candidates to fill vacancies on the Board recommended to it by the Nominating Committee of the Board, which also reviews the qualifications of candidates recommended by shareholders and others. The Board recommends the slate of Director candidates to be proposed for election by shareholders and sets policies regarding retirement from the Board. Shareholders wishing to recommend any candidate for Director should submit in writing a brief description of the candidate’s business experience and other information relevant to the candidate’s qualifications to serve as a Director. Submissions should be mailed to the Secretary of the Fund at the address for the Fund given at the beginning of this Proxy Statement.

Information Concerning Nominees and Directors

     The following table sets forth certain information concerning each of the nominees for Director. No current Director who is not among the nominees for Director will continue to serve on the Board following the Meeting. The current address of all of the nominees is c/o The Japan Fund, Inc., 225 Franklin Street, 26th Floor, Boston, MA 02210-2801. Each individual’s age is in parentheses after his name. As set forth in the chart below, one of the nominees is considered by the Fund to be an “interested person” of the Fund as defined in the 1940Act (an “Interested Person”). The term of office for each nominee elected Director will be until the next annual meeting of stockholders and until the election and qualification of a successor, or until such Director sooner dies, resigns or is removed as provided in the governing documents of the Fund. Because the Fund does not generally hold an annual meeting of stockholders, each nominee elected Director will hold office for an indeterminate period. Of the two nominees for Director who are not current Directors, Mr. Azar was recommended to the Nominating Committee by a non-management Director and an executive officer of the Fund (who is not affiliated with any of the Fund’s service providers), each of whom is also a security holder of the Fund, and Mr. Nagayama was recommended to the Nominating Committee by a non-management Director.

Non-Interested Nominees

Name, Age and Position(s) Held with the Fund	Length of Time Served	Principal Occupation(s) During Past 5 Years	No. of Portfolios in Fund Complex Overseen	Other Directorships Held

J. Douglas Azar (59);	Has not	Retired, October 2000 to present;	1	Meritage, Inc.
nominee for Director	yet served	Chief Executive Officer, US Retail		(machine tool
	as Director	Financial Services, ING (insurance),		distribution)
		April 2000 to October 2000; Senior
		Executive Japan, American
		International Group (insurance),
		September 1996 to April 2000

Lynn S. Birdsong	2003 to	Self-employed consultant in the	1	The Hartford
(58); Director and	present	asset management industry,		Funds; Berkshire
nominee for Director		November 2002 to present; Partner,		Farm for Youth
		George Birdsong Co. (specialty
		advertising), January 1981 to
		present; Managing Director, Zurich
		Scudder Investment (asset
		management), January 1979 to
		April 2002

Shinji Fukukawa	2001 to	Executive Advisor, Dentsu Inc.	1	None
(73); Director and	present	(advertising), July 2002 to present;
nominee for Director		Senior Advisor, Global Industrial
		and Social Progress Research
		Institute (think tank), December
		1988 to present; Chief Executive
		Officer, Dentsu Institute for Human
		Studies (think tank), November
		1994 to June 2002

William L. Givens	1978 to	President, Twain Associates	1	None
(75); Director,	present	(consulting firm), 1978 to present
Chairman of the
Board, and nominee
for Director [1]

[1]	If elected by shareholders, Mr. Givens must retire as a Director in November 2006 under the Board’s retirement policy, unless the policy is rescinded or modified prior to the date.

Name, Age and Position(s) Held with the Fund	Length of Time Served	Principal Occupation(s) During Past 5 Years	No. of Portfolios in Fund Complex Overseen	Other Directorships Held

Takeshi Isayama	January	Vice Chairman, Nissan Motor Co.,	1	None
(62); Director and	2005 to	September 2001 to present; Visiting
nominee for Director	present	Scholar, Asia Pacific Research
Center, Stanford University,
September 2000 to 2001; Adviser,
Mitsui Marine & Fire Insurance
Co., Ltd., October 1999 to August
2001; Adviser, Mechanical Social
Systems Foundation (mechanical
engineering research), October 1999
to 2000

Yoshihiko Miyauchi	1996 to	Chairman and Chief Executive	1	ORIX Baseball
(69); Director and	present	Officer, ORIX Corporation		Club Co., Ltd.,
nominee for Director		(financial services), 2000 to present;		Nippon Venture
		President and Chief Executive		Capital Co., Ltd.,
		Officer, ORIX Corporation,		Fuji Xerox Co.,
		December 1980 to April 2000		Ltd., AOZORA
BANK, LTD.,
Mercian
Corporation,
YASUDA AND
PAMA LIMITED,
ORIX Australia
Corporation
Limited,
INFRASTRUCTURE
LEASING &
FINANCIAL
SERVICES
LIMITED, ORIX
America, Inc.,
ORIX
Commercial
Alliance
Corporation,
ORIX Financial
Services, Inc.,
ORIX USA
CORPORATION,
ORIX Capital
Markets, LLC.,
ORIX Hawaii,
Inc., Showa Shell
Sekiya K.K.,
Sony Corporation

Name, Age and Position(s) Held with the Fund	Length of Time Served	Principal Occupation(s) During Past 5 Years	No. of Portfolios in Fund Complex Overseen	Other Directorships Held

Osamu Nagayama	Has not	President and CEO, Chugai	1	None
(57); nominee for	yet served	Pharmaceutical Co., Ltd., September
Director	as Director	1992 to present (as President and
CEO); President, The Japan
Pharmaceutical Manufacturers
Association, May 1998 to May
2004

Interested Nominee

Name, Age and Position(s) Held with the Fund	Length of Time Served	Principal Occupation(s) During Past 5 Years	No. of Portfolios in Fund Complex Overseen	Other Directorships Held

Yasuo Kanzaki (73)*;	2001 to	Special Advisor, Nikko Citigroup	1	None
Director and nominee	present	Limited (financial services), August
for Director		2001 to present; Chairman
Emeritus, Advisor, Nikki Cordial
Corporation (financial services),
August 2001 to present; Nikko
Research Center Ltd. (financial
research), to July 2001

*	Mr. Kanzaki is considered by the Fund and its counsel to be an Interested Person because of his affiliation with a broker-dealer.

     The following table sets forth ranges of beneficial ownership by the nominees for Director as of December 31, 2004.1

Name of Nominee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in Funds Overseen or to be Overseen by Nominee

J. Douglas Azar	None	None
Lynn S. Birdsong	$1 - $10,000	$1 - $10,000
Shinji Fukukawa	None	None
William L. Givens	$1 - $10,000	$1 - $10,000
Takeshi Isayama	None	None
Yasuo Kanzaki	None	None
Yoshihiko Miyauchi	None	None
Osamu Nagayama	None	None

     The primary responsibility of the Board of Directors is to represent the interests of the shareholders of the Fund and to provide oversight of the management of the Fund. The Board is currently composed of seven Directors who are not Interested Persons (“Independent Directors”) and one Director who is considered an Interested Person because of his affiliation with a broker-dealer. The slate of nominees proposed for election as Directors of the Fund at the Meeting is composed of eight individuals, seven of whom are not Interested Persons and whom will be considered Independent Directors, if elected. The Securities and Exchange Commission (“SEC”) has adopted rules that will require that at least 75% of the board members of a registered investment company be “independent” for the company to take advantage of certain exemptive rules under the 1940 Act. If the nominees proposed for election as Directors of the Fund are elected, 87.5% of the Board of Directors will be composed of Independent Directors. As required by the SEC’s rules, each of the nominees who will be considered an Independent Director, if elected, was selected and nominated solely by the current Independent Directors of the Fund.

Board and Committee Meetings

     The Board of Directors has an Executive Committee, Director Nominating Committee, Valuation Committee, and Audit Committee. During the fiscal year ended December 31, 2004, the Directors conducted twenty meetings to deal with fund issues

[1]	Given the Fund’s focus on Japan, the Board believes that it is important that some Directors be Japanese. The Board does not expect the Japanese Board members to own any shares of the Fund, however, because the shares are not offered in Japan and because of the adverse tax implications faced by a Japanese citizen who invests in a U.S. fund.

(including regular and special board and committee meetings). These meetings consisted of four regular Board meetings, three special Board meetings, nine Valuation Committee meetings, three Audit Committee meetings, and one Executive Committee meeting. During the fiscal year ended December 31, 2004, each Director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he served.

       Executive Committee

     The Executive Committee is delegated with all of the powers of the Directors not otherwise delegated, to the extent permitted by law, when the full Board of Directors is not in session. The Committee is composed of three Independent Directors (Messrs. Givens, Miyauchi, and William V. Rapp).

      Director Nominating Committee

     The Director Nominating Committee is delegated the power to select and nominate persons for election as Directors of the Fund. After the Committee determines that a person should be selected and nominated as a Director, the Committee presents its recommendation to the full Board for its consideration and, where appropriate, separately to all the Independent Directors for their consideration. The Director Nominating Committee is composed of seven Independent Directors (Messrs. Birdsong, Fukukawa, Givens, Isayama, Miyauchi, Rapp, and Shiina) and is governed by a charter, a copy of which is available to shareholders on the Fund’s website (www.japanfund.com).

      Valuation Committee

     The Valuation Committee oversees Fund valuation matters, such as valuation methodologies. The Valuation Committee also establishes “fair valuation” procedures to determine fair market value of securities held by the Fund when actual market values are unavailable. The Committee is composed of three Independent Directors (Messrs. Birdsong, Givens, and Rapp) and two officers of the Fund (Peter Golden and John F. McNamara).

      Audit Committee

     The Audit Committee recommends the selection of the Fund’s independent auditor to the Board, reviews the independence of such firm, reviews the scope of audit and internal controls, and considers and reports to the Board on matters relating to the Fund’s accounting and financial reporting practices. TheAudit Committee is composed of seven Independent Directors (Messrs. Birdsong, Fukukawa, Givens, Isayama, Miyauchi, Rapp, and Shiina) and is governed by a written charter adopted by the Board (a copy of which is available on the Fund’s website (www.japanfund.com)), which sets forth in greater detail the Audit Committee’s purposes, duties, and powers.

Independent Public Accountant

     On February 3, 2005, PricewaterhouseCoopers LLP (“PwC”), the Fund’s independent registered public accounting firm for the fiscal year ended December 31, 2004, was notified that it was not selected by the Board of the Fund as the independent registered public accounting firm for the Fund’s fiscal year ending December 31, 2005. The Board’s decision to replace PwC is effective upon the completion of the December 31, 2004 audit. Briggs, Bunting & Dougherty, LLP (“BBD”) was selected as the Fund’s independent registered public accounting firm. The decision to change independent registered public accounting firms was recommended by the Fund’s audit committee and was approved by the Board on January 26, 2005.

     The reports on the financial statements audited by PwC for the Fund for each of the years in the two-year period ended December 31, 2004 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. For the two years ended December 31, 2004 and through January 26, 2005, there were no disagreements between the Fund and PwC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of PwC would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the financial statements.

     At no time preceding the engagement of BBD did the Fund consult with BBD regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Fund’s financial statements, or (ii) any matter that was either the subject of a disagreement or a reportable event, as such terms are defined in Item 304 of Regulation S-K, 17 C.F.R. § 229.304.

     BBD is a firm of independent public accountants and has advised the Fund that it has no direct financial interest or material indirect financial interest in the Fund.

     The following table sets forth the fees billed for each of the last two fiscal years for professional services rendered by PwC:

[table shown on following page]

Fiscal Year	Audit Fees [1]	Audit-Related Fees [2]	Tax Fees	All Other Fees [3]
2003	$57,250	$0	$0	$0
2004	$65,000	$0	$0	$0

Pursuant to its charter, the Audit Committee approved all of the audit and non-audit services that were provided and the fees that were paid in each of the last two fiscal years before PwC was engaged to provide such services. To date, the Audit Committee has not adopted any pre-approval policies and procedures (as described in 17 C.F.R. § 210.2 -01(c)(7)(i)) regarding the provision of audit or non-audit services to the Fund, FMR, and any entity controlling, controlled by, or under common control with FMR that provides ongoing services to the Fund. The Audit Committee itself must approve all such services in advance in accordance with its charter. Therefore, 0% of the non-audit services provided to the Fund, FMR, and any entity controlling, controlled by, or under common control with FMR that provides ongoing services to the Fund were approved by the Audit Committee pursuant to 17 C.F.R. § 210.2 -01(c)(7)(i)(C).

The aggregate non-audit fees billed by PwC for services rendered to the Fund, FMR, and any entity controlling, controlled by, or under common control with FMR that provide ongoing services to the Fund for the fiscal years ended December 31, 2003 and December 31, 2004 were $947,127 and $1,792,286, respectively.

The Fund’s audit committee gave careful consideration to the non-audit related services provided by PwC to the Fund, FMR, and any entity controlling, controlled by, or under common control with FMR that provide ongoing services to the Fund, and, based in part

[1]	PwC also serves as the independent accountant for other funds advised by FMR, and receives audit and other fees for services performed for those funds.

[2]	PwC billed fees for audit-related services relating directly to the operations and financial reporting of the Fund performed for FMR and any entity controlling, controlled by, or under common control with FMR that provides ongoing services to the Fund for the fiscal years ended December 31, 2003 and December 31, 2004 in the aggregate amounts of $135,000 and $135,000, respectively. These fees were billed on connection with the preparation of SAS 70 reports over information technology controls at Fidelity Systems Company.

[3]	PwC billed fees for all other services relating directly to the operations and financial reporting of the Fund performed for FMR and any entity controlling, controlled by, or under common control with FMR that provides ongoing services to the Fund for the fiscal years ended December 31, 2003 and December 31, 2004 in the aggregate amounts of $0 and $357,000, respectively. The fee for fiscal year 2004 was billed for services rendered in connection with FMR’s documentation of certain operating controls.

on certain representations and information provided by PwC, determined that the provision of these services was compatible with maintaining PwC’s independence.

The Fund does not expect a representative of PwC to be present at the Meeting.

Officers of the Fund

     The following table sets forth certain information about the officers of the Fund. Unless otherwise noted, the address of each officer other than the President is One Freedom Valley Drive, Oaks, Pennsylvania 19456. The address of the President is 225 Franklin Street, 26th Floor, Boston, Massachusetts 02110-2801. The age of each officer is set forth in parentheses following his or her name in the table set forth below. The term of office of each officer is until his or her successor is duly chosen and qualified, subject to the provision for removal in the Fund’s governing documents. Any officer may be removed from office at any time with or without cause by the vote of a majority of the entire Board.

Name and Age	Position(s) Held with Fund	Length of Time Served	Principal Occupation(s) During Past 5 Years

John F. McNamara	President, Anti-Money	2002 to	President and Chief
(63)	Laundering Officer, and	present	Executive Officer of Fidelity
	Chief Compliance Officer		Management and Trust
Company (financial services),
1998 to 2001

Peter Golden	Treasurer, Controller, and	2002 to	Accounting Director of SEI
(39)	Chief Financial Officer	present	Investments, June 2001 to
present; Vice President, Funds
Administration, J.P. Morgan &
Chase Co., 2000 to 2001

Sofia Rosala	Vice President and	January	Attorney, SEI Investments,
(31)	Secretary	2005 to	2004 to present, Compliance
		present	Officer, SEI Investments,
2001 to 2004; Account and
Product Consultant, SEI
Private Trust Company, 1998
to 2001

Timothy D. Barto	Vice President and	2002 to	Vice President and Assistant
(36)	Assistant Secretary	present	Secretary of SEI Investments
and SIDCo, 1999 to present

Name and Age	Position(s) Held with Fund	Length of Time Served	Principal Occupation(s) During Past 5 Years

James Ndiaye	Vice President and	2004 to	Attorney, SEI Investments
(36)	Assistant Secretary	present	Co. (asset management and
investment technology), 2004
to present; Vice President,
Deutsche Asset Management,
2003 to 2004; Associate,
Morgan, Lewis & Bockius
LLP (law firm), 2000 to
2003; Assistant Vice
President, ING Variable
Annuities Group, 1999
to 2000

Philip T. Masterson	Vice President and	January	Attorney, SEI Investments,
(41)	Assistant Secretary	2005 to	2004 to present; General
		present	Counsel, Citco Mutual Fund
Services, 2003 to 2004;
Oppenheimer Funds, Vice
President and Associate
Counsel, 2001 to 2003, and
Vice President and Assistant
Counsel, 1997 to 2001

Remuneration of Directors and Officers

     Each unaffiliated Director receives compensation from the Fund for his or her services which includes an annual retainer and an attendance fee for each meeting attended. No additional compensation is paid to any unaffiliated Director for travel time to meetings, attendance at director’s educational seminars or conferences, service on industry or association committees, participation as speakers at directors’ conferences, or service on special director task forces or subcommittees.

     Under a retirement program (the “Retirement Plan”), Independent Directors who met certain criteria became eligible to participate in an unfunded non-qualified, non-contributory defined benefit retirement program. Under this Retirement Plan, monthly payments were made for a period of 120 months by the Fund based on the individual’s final-year basic Director’s fees and length of service. In a meeting held by the Board on June 9, 2004, the Board approved the termination of the Retirement Plan effective April 30, 2004. Upon termination, each eligible participant received a single sum payment from the Fund calculated as of April 30, 2004, with interest through June 30, 2004. The total amount of such payments from the Fund was $260,392. In determining the actuarial present value of the benefit obligation, the interest rate used for the weighted average discount rate was 6.00% .Additionally, prior to the termination of the Retirement Plan, the Fund paid $12,500 to eligible participants from this program. The termination of the Retirement Plan resulted in net income to the Fund due to the amounts the Fund had accrued as pension expense under the Plan in previous years. Therefore, for the fiscal year ended December 31, 2004 as a whole, the Fund did not accrue any pension or retirement benefit expense.

     Other than the President of the Fund, who is employed solely by the Fund, the Fund does not compensate its officers or employees, since SEI makes these individuals available to the Fund to serve without compensation from the Fund.

     No member of the Board serves as a director or trustee for any other fund in the Fund Complex (as that term is defined in Item 22(a)(1)(vi) of Schedule 14A, 17 C.F.R. § 240.14a -101), including other funds advised by FMR.

     For the fiscal year ended December 31, 2004, total compensation plus reimbursement of expenses for all Directors and the President (the only officer who had aggregate compensation from the Fund for the most recently completed fiscal year in excess of $60,000) was $620,756.52.

     The Compensation Table set forth below provides certain information regarding the compensation paid, during the fiscal year ended December 31, 2004, to the President and to all Directors who are nominees for election as Director. No current Director who is not a nominee for Director will continue to serve as Director after the Meeting.

[table shown on following page]

     Compensation Table
for the fiscal year ended December 31, 2004

(1)	(2)	(3)	(4)	(5)

Name of Person, Position	Aggregate Compensation from the Fund	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits upon Retirement	Total Compensation From the Fund and Fund Complex Paid to Director or Officer

William L. Givens	$34,500.00	$0	$0	$80,304.85 [1]
Chairman
Lynn M. Birdsong	$22,250.00	$0	$0	$22,250.00
Director
Shinji Fukukawa	$24,500.00	$0	$0	$38,612.47 [2]
Director
Takeshi Isayama	$0	$0	$0	$0
Director [3]
Yasuo Kanzaki	$18,500.00	$0	$0	$33,757.60 [4]
Director
Yoshihiko Miyauchi .	$19,250.00	$0	$0	$51,287.74 [5]
Director
John F. McNamara	$145,663.32	$0	$0	$145,663.32
President

[1]	In addition to the amount shown in column 2, in the fiscal year ended December 31, 2004, the Fund also paid $45,804.85 to Mr. Givens in connection with the termination of the Retirement Plan, as described above.

[2]	In addition to the amount shown in column 2, in the fiscal year ended December 31, 2004, the Fund also paid $14,112.47 to Mr. Fukukawa in connection with the termination of the Retirement Plan, as described above.

[3]	Mr. Isayama was not a member of the Board during the fiscal year ended December 31, 2004.

[4]	In addition to the amount shown in column 2, in the fiscal year ended December 31, 2004, the Fund also paid $15,257.60 to Mr. Kanzaki in connection with the termination of the Retirement Plan, as described above.

[5]	In addition to the amount shown in column 2, in the fiscal year ended December 31, 2004, the Fund also paid $32,037.74 to Mr. Miyauchi in connection with the termination of the Retirement Plan, as described above.

Shareholder Vote Required to Elect Directors

     Election of the nominees for Director requires the affirmative vote of a plurality of the votes cast at the Meeting in person or by proxy. Proxies that reflect abstentions or broker non-votes (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which such brokers or nominees do not have discretionary power) will be counted as shares that are present but which have not been voted. Accordingly, abstentions and broker non-votes will have no effect on the election of directors, although they will count toward the presence of a quorum.

Board Recommendation

     The Board recommends that Shareholders of the Fund vote FOR the election of each of the nominees for Director.

PROPOSAL 2:

Shareholder Approval of 12b-1 Distribution and Shareholder Servicing Plan

Background

     The Board believes that shareholders stand to benefit when the Fund’s shares are marketed and distributed actively. Currently, SIDCo and SEI Investments—which provide administrative, shareholder, and distribution services to the Fund—use, at their option, part of the profits they earn from their relationship with the Fund to pay for the marketing and distribution expenses of the Fund. SIDCo and SEI Investments, however, have informed the Board that, because of increasing costs and other factors, it is possible that in the future they will no longer be able to pay for the same level of marketing and distribution as they do now. In order to avoid the possible reduction in these services in the future, the Board has concluded that the Fund should pay for its marketing and distribution expenses itself. This would allow the Board to control the amount of marketing and distribution conducted on behalf of the Fund. Rule 12b-1 under the 1940 Act provides, among other things, that a mutual fund may pay its own distribution and marketing expenses only pursuant to a plan that has been approved by the fund’s directors and shareholders in accordance with the Rule.

     The Board has therefore approved a Rule 12b-1 distribution and shareholder servicing plan for the Fund (the “12b-1 Plan”) and recommends that shareholders of the Fund approve the 12b-1 Plan as well. The form of the 12b-1 Plan is attached as Exhibit A. If shareholders approve the 12b-1 Plan, the Fund’s current Shareholder Servicing Plan and Shareholder Services Agreement with SIDCo will be terminated and the 0.15% shareholder servicing fee paid to SIDCo will be eliminated. They will be replaced with the 12b-1 Plan, a Distribution and Shareholder Services Agreement (the “SEI Related Agreement”), and a fee payable under the 12b-1 Plan. (For more detailed information regarding the shareholder servicing fee and the fee payable under the 12b-1

Plan, please see the sections of this Proxy Statement entitled “Specific Information Regarding Certain Terms of the 12b-1 Plan” and “Fee Under the 12b-1 Plan” below.)

     Under the 12b-1 Plan and the SEI Related Agreement, SIDCo will provide shareholder, marketing, and distribution services to the Fund and its shareholders. While these services are similar to the services currently provided by SIDCo, the 12b-1 Plan will allow the Fund to increase total spending by or on behalf of the Fund for marketing and distribution if it becomes necessary in the view of the Board to do so. The Board has determined, however, that such total marketing and distribution spending will not need to increase for at least twelve months following shareholder approval of the 12b-1 Plan.

     Given the current sufficiency of marketing and distribution expenditures, the Board intends for adoption of the 12b-1 Plan to be expense-neutral to shareholders for at least twelve months. Specifically, for the twelve month period following shareholder approval of the 12b-1 Plan, the fee under the 12b-1 Plan shall not exceed 0.15% of the Fund’s average daily net assets on an annual basis. This 0.15% fee will be offset by the elimination of the current shareholder servicing fee in the same amount. Thus, for at least one year after approval of the 12b-1 Plan, the fee under the 12b-1 Plan will not increase the total level of fees that are currently paid by the Fund. After the first anniversary of shareholder approval of the 12b-1 Plan, the Board will have the option to raise the fee under the 12b-1 Plan to up to 0.25% of the Fund’s average daily net assets on an annual basis. The Board will increase the fee, however, only if it is deemed necessary to achieve marketing and distribution goals that are in the best interest of the Fund and its shareholders. (For more detailed information regarding the shareholder servicing fee and the fee payable under the 12b-1 Plan, please see the sections of this Proxy Statement entitled “Specific Information Regarding Certain Terms of the 12b-1 Plan” and “Fee Under the 12b-1 Plan” below.)

Board Considerations in the Approval of the 12b-1 Plan

     In determining to replace SIDCo and SEI Investments’s financing of marketing and distribution with funding from the Fund pursuant to the 12b-1 Plan, the Board considered many relevant factors. Significantly, the Board believes that it is important for the Fund’s shares to be marketed and distributed actively. Marketing and distribution, in the view of the Board, can provide various benefits to the Fund and its shareholders. Marketing and distribution could attract new investors to the Fund, which would help either to maintain the size of the Fund or even to increase the size of the Fund.

     The Board believes that maintaining or increasing the size of the Fund benefits shareholders because the size of the Fund is an important determinant of the Fund’s expense ratio. Specifically, as the Fund’s assets grow, the fixed costs of the Fund shrink as a percentage of the Fund’s assets; conversely, if the Fund’s assets were to shrink due to, for example, increased redemption of the Fund’s shares, the fixed costs would represent a larger percentage of the Fund’s assets. Similarly, the amount of the Fund’s assets is also important in determining the average fees payable by the Fund to certain of its service providers. For example, pursuant to its advisory agreement with FMR, the Fund pays FMR a monthly advisory fee at the annual rate of 0.60% of the Fund’s average net assets through $200 million; 0.55% of the Fund’s average net assets in excess of $200 million through $400 million; and 0.50% of the Fund’s average net assets in excess of $400 million, throughout the month. Thus if the Fund’s average net assets were to fall below $400 million, the average fee payable to FMR as a percentage of Fund assets would increase. Similarly, the Fund pays SEI Investments an administration fee calculated daily and paid monthly, at an annual rate of 0.15% of the assets not exceeding $400 million; 0.125% of the assets exceeding $400 million but not exceeding $750 million; and 0.10% of the assets exceeding $750 million, subject to a minimum annual fee of $575,000. Thus if the Fund’s assets increased beyond $750 million, the average administration fee payable to SEI Investments as a percentage of Fund assets would decrease, and if the Fund’s assets were to fall below $400 million, the average administration fee payable to SEI Investments as a percentage of Fund assets would increase.

     The Board therefore believes that by providing financing for marketing and distribution, the 12b-1 Plan could benefit shareholders by helping either to preserve, or even to increase, the size of the Fund, which could help either to maintain or to lower the Fund’s overall expense ratio. The size of the Fund is, of course, also affected by the Fund’s investment performance and there can be no guaranty that marketing and distribution activities will succeed and lead to growth of the Fund’s assets.

     In considering the advantages and disadvantages of the 12b-1 Plan, the Board considered that the 12b-1 Plan may:

  as discussed above, increase the Fund’s assets and benefit the Fund and its shareholders through reduced overall expense ratios;

  enable easier and more effective management of the Fund’s assets by helping to offset redemptions with new subscriptions to the Fund thereby creating a positive cash flow environment for the Fund;

  as discussed above, prevent erosion of the current level of the Fund’s assets and benefit the Fund and its shareholders through prevention of the higher overall expense ratios that could result if the Fund were to decrease in size; and

  facilitate distribution of the Fund’s shares by allowing the Fund to pay third parties for their efforts to distribute the Fund’s shares.

     The Board also found it significant that the 12b-1 Plan was not proposed by the Fund’s investment adviser, which might gain from the marketing conducted pursuant to the 12b-1 Plan. Instead, the 12b-1 Plan was recommended to the Board by the Fund’s president, a full-time officer of the Fund, who works solely for the Fund and owes fiduciary duties to both the Fund and the Fund’s shareholders.

     In approving the 12b-1 Plan, the Board took into account and discussed many other relevant considerations, several of which are described here. For example, the Board considered whether there was a need to consult independent counsel or experts to assist the Board in reaching a determination whether to adopt the 12b-1 Plan, and it was noted that the Board had had the assistance of both its independent counsel and an outside mutual fund industry expert in considering the 12b-1 Plan. The Board considered as well the nature of the problems or circumstances that make implementation of the 12b-1 Plan necessary or appropriate and the causes of such problems or circumstances. The Board then assessed the way in which the 12b-1 Plan would address these problems or circumstances and how it would be expected to resolve or alleviate them, including the nature and approximate amount of the anticipated expenditures, the relationship of such expenditures to the overall cost structure of the Fund, the nature of the anticipated benefits, and the time it would take for those benefits to be achieved. The Board evaluated the merits of possible alternative plans, including implementation of a sales charge or the issuance of a new class of shares bearing a 12b-1 fee. The Board discussed the interrelationship between the 12b-1 Plan and the activities of other persons who would finance distribution of the Fund’s shares, including whether any payments by the Fund to any other person will be made in such a manner as to constitute the indirect financing of distribution by the Fund.

     The Board considered as well the possible benefits of the 12b-1 Plan to any other person relative to those expected to inure to the Fund. In that regard, the Board noted that both FMR and SEI—whose fees are based, at least in part, on the amount of the Fund’s assets—would benefit if the 12b-1 Plan succeeded in increasing the size of the Fund. The Board did not view the benefits that either FMR or SEI might receive to be excessive relative to the possible benefits to the Fund of the 12b-1 Plan. The Board examined as well the effect of the 12b-1 Plan on the Fund’s existing shareholders. The Board reviewed the Fund’s expense ratio, the effect that adoption of the 12b-1 Plan would have on the Fund’s expenses, how the overall expense ratio compares to expense ratios of comparable funds, and the relationship of the 12b-1 fee to the overall expense ratio of the Fund.

     Based on its consideration and discussion of the 12b-1 Plan, the Board concluded that there is a reasonable likelihood that the 12b-1 Plan will benefit the Fund and its shareholders.

Fee Under the 12b-1 Plan

     Under the 12b-1 Plan, the Fund may charge an annual distribution expense and service fee (the “12b-1 Fee”) to finance distribution and shareholder service expenses pursuant to the terms of the 12b-1 Plan. For at least one year after shareholder approval of the 12b-1 Plan, the 12b-1 Fee will not increase the total level of fees that are currently paid by the Fund. The Board has determined that during the twelve months following such approval of the 12b-1 Plan, the 12b-1 Fee shall not exceed 0.15% of the Fund’s average daily net assets on an annual basis. This 0.15% fee will be offset by the elimination of the current shareholder servicing fee in the same amount. Specifically, if the 12b-1 Plan is approved, the Fund’s current Shareholder Servicing Plan and Shareholder Services Agreement will be replaced by the 12b-1 Plan and the SEI Related Agreement, which also provide for the provision of shareholder services. Under the Shareholder Services Agreement, SIDCo receives an annual shareholder servicing fee in the amount of 0.25% of the Fund’s average daily net assets. To date, however, SIDCo has waived 0.10% of this fee (but the waiver may be terminated at any time in SIDCo’s sole discretion). Thus, because the 12b-1 Fee will not be more than 0.15% during the year following shareholder approval of the 12b-1 Plan, the 12b-1 Fee for that year will be entirely offset by the elimination of the shareholder servicing fee. After the first anniversary of such approval of the 12b-1 Plan, it is contemplated that the Board may raise the 12b-1 Fee up to a maximum fee of 0.25% .

     If the Board were to raise the 12b-1 Fee above 0.15%, the 12b-1 Fee would no longer be entirely offset by the elimination of the shareholder servicing fee to the extent the 0.10% waiver from SIDCo is taken into account. Nevertheless, because SIDCo could raise the shareholder servicing fee to 0.25% by terminating the waiver, even a 12b-1 Fee of 0.25% would not result in a higher fee level than that which would have been potentially payable by the Fund had the 12b-1 Plan not replaced the Shareholder Servicing Plan and Shareholder Services Agreement. The Board believes that if the 12b-1 Plan is not adopted, it is possible that SIDCo might act to terminate the 0.10% shareholder servicing fee waiver.

     The following comparative fee tables show the expenses of the Fund as of December 31, 2004 and the pro forma effect of the replacement of the current shareholder servicing fee with the 12b-1 Fee, assuming shareholders approve Proposal 2.

[table shown on following page]

Fee Table	12/31/04 [1]	Pro Forma

Shareholder Fees, paid directly from your investment
Redemption Fee, on shares owned less
than six months (% of amount redeemed)	2.00%	2.00%

Annual Operating Expenses, deducted from fund assets
Management Fee	0.77% [2]	0.77% [2]
Distribution/Service (12b-1) Fees	None	0.25% [3]
Other Expenses	0.75% [4]	0.50%

Total Annual Operating Expenses	1.52% [4]	1.52% [3]

Based on the costs above, this example helps you compare the Fund’s expenses to those of other mutual funds. This example assumes the expenses above remain the same. It also assumes that you invested $10,000, earned 5% annual returns, reinvested all dividends and distributions and sold your shares at the end of each period. This is only an example; actual expenses will be different.

Example	1 Year	3 Years	5 Years	10 Years

Class S shares (12/31/04 1 )	$154	$480	$829	$1,813
Class S shares (pro forma)	$154	$480	$829	$1,813

[1]	The expenses shown as of December 31, 2004, have been restated in accordance with SEC requirements to show the effect that a recent change in the manner in which the Fund pays for fees charged by certain omnibus account sponsors would have had if that change had been effective during the fiscal year ended December 31, 2004. On a non-restated basis, Other Expenses and Toal Annual Operating Expenses, both as of December 31, 2004, were .71% and 1.48%, respectively. The other fees shown as of December 31, 2004 were unaffected by the restatement.

[2]	Includes an advisory fee of 0.57% payable to FMR, an administration fee 0.15% payable to SEI Investments and additional expenses of approximately 0.05% payable by the Fund for other management functions, including the Office of the President of the Fund.

[3]	Distribution/Service (12b-1) Fees are expected to be less than the amount shown in the Pro Forma column above because the Board has determined that during the twelve months following approval of the 12b-1 Plan by shareholders the Fund will waive 0.10% of the maximum 12b-1 Fee of 0.25%. After the end of that year, the Board may raise the 12b-1 Fee to up to 0.25%. With this fee waiver, the Fund’s pro forma total annual operating expenses are 1.42%.

[4]	Other Expenses as of December 31, 2004, were less than the amount shown above because SIDCo is voluntarily waiving a portion of its fees. This fee waiver remains in place as of the date of this Proxy Statement, but SIDCo may discontinue all or part of its waiver at any time. With this fees waiver, the Fund’s total annual operating expenses as of December 31, 2004 (as restated in accordance with footnote 1 above) were 1.42%.

Specific Information Regarding Certain Terms of the 12b-1 Plan

     Under the 12b-1 Plan, the Fund may charge the 12b-1 Fee to finance distribution (including marketing) and shareholder service expenses pursuant to the terms of the 12b-1 Plan. The 12b-1 Fee shall not exceed 0.25% of the Fund’s average daily net assets on an annual basis (the “Maximum Fee”) (as noted above, however, the Board has determined that during the twelve months following shareholder approval of the 12b-1 Plan, the 12b-1 Fee will not exceed 0.15% of the Fund’s average daily net assets on an annual basis). Such fee shall be calculated and accrued daily and paid at such intervals as the Board shall determine, subject to any applicable restriction imposed by rules of the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.

     Pursuant to the 12b-1 Plan, the Fund, or its distributor, may enter into written agreements (“Related Agreements”) approved by the Board with one or more securities dealers, financial institutions or any other person, including the distributor (each such dealer, institution or person, a “Service Organization”) pursuant to which the Fund shall use the 12b-1 Fee to reimburse such Service Organization for expenses incurred by the Service Organization in: (i) undertaking any activity primarily intended to result in sale of shares of the Fund, including promotion and distribution; or (ii) the provision of services to the shareholders of the Fund. The expenses reimbursed pursuant to this Plan may, as determined by the Board, include an element of reasonable profit to the Service Organization. Each Related Agreement shall provide the maximum amount of expenses for which the corresponding Service Organization may be reimbursed on an annual basis (the “Maximum Reimbursable Amount”). The aggregate amount of expenses reimbursable on an annual basis under all Related Agreements may not exceed the Maximum Fee. An expense incurred by a Service Organization that is not reimbursable at the time such expense is incurred (including expenses not reimbursable due to the Maximum Reimbursable Amount and Maximum Fee limits) may not be carried forward for future payment. All such expenses shall be the sole responsibility of the Service Organization that incurred such expenses. The 12b-1 Plan also provides that if any payment made by the Fund to a third party is deemed to be indirect financing of any activity primarily intended to result in the sale of shares of the Fund within the meaning of Rule 12b-1, then such payments shall be deemed to be authorized by the 12b-1 Plan.

     If any amount of the 12b-1 Fee is not used to reimburse a Service Organization pursuant to a Related Agreement, the Fund may use such remaining amount for its expenses of distributing its shares including, but not limited to, payment for the cost of preparing, printing and distributing prospectuses and statements of additional information to prospective investors and of implementing and operating the Plan as well as payment of capital or other expenses of associated equipment, rent, salaries, bonuses, interest and other overhead costs. If any amount of the 12b-1 Fee is not otherwise used under the 12b-1 Plan, such amount shall be returned to the Fund in such manner as is determined by the Board.

     If the 12b-1 Plan is approved by shareholders, it will continue in effect from year-to-year only if such continuance is specifically approved annually by a vote of the Board, including a majority of the Directors who are not interested persons of the Fund and who have no direct or indirect financial interest in the operation of the 12b-1 Plan or in any agreements related to the 12b-1 Plan (the “12b-1 Directors”). All material amendments of the 12b-1 Plan must also be approved by the Board in the manner described above for annual approval of the 12b-1 Plan and the 12b-1 Plan may not be amended to increase materially the amount to be spent for distribution without shareholder approval. The 12b-1 Plan may be terminated at any time by a majority of the 12b-1 Directors or by vote of a majority of the outstanding voting securities of the Fund. If the 12b-1 Plan is terminated, the Fund shall have no liability for distribution expenses that were submitted but not reimbursed as of the date of termination.

     The 12b-1 Plan requires that any Related Agreement provide that such Related Agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the 12b-1 Directors or by vote of a majority of the outstanding voting securities of the Fund on not more than 60 days’ written notice to any other party to the Related Agreement. Any Related Agreement must also provide that it shall terminate automatically if assigned.

     The 12b-1 Plan also provides that any person authorized to direct the disposition of monies paid or payable by the Fund pursuant to the 12b-1 Plan or any Related Agreement shall provide to the Board, and the Directors shall review, at least quarterly, a written report of all amounts so expended. This report shall include the identity of the recipient of each payment, the purpose for which the amounts were expended and such other information as the Board may reasonably request.

Specific Information Regarding Certain Terms of the SEI Related Agreement

     The Board has approved the SEI Related Agreement contingent upon shareholder approval of the 12b-1 Plan. If the 12b-1 Plan is approved, SIDCo will perform distribution, promotional, marketing, and shareholder services for the Fund pursuant to the SEI Related Agreement. In return, the Fund shall reimburse SIDCo for its expenses incurred in providing these services, subject to a certain maximum amount of reimbursements that SIDCo may receive annually (described below). The expenses reimbursed pursuant to the SEI Related Agreement may include an element of reasonable profit to SIDCo, provided that for any expense incurred by SIDCo due to a payment to a third party, SIDCo shall be reimbursed only to the extent of SIDCo’s payment to the third party.

     During the twelve month period following the date the SEI Related Agreement becomes effective, SIDCo will be entitled to be reimbursed from the 12b-1 Fee for the expenses it incurs in performing services under the Agreement in an amount not to exceed 0.15% of the Fund’s average daily net assets on an annual basis. After such initial twelve month period, the maximum annual reimbursable amount under the SEI Related Agreement may be increased, or otherwise adjusted, in such manner as SIDCo and the Board may agree, subject to the 0.25% limit of the Maximum Fee.

     Any expense incurred by SIDCo under the SEI Related Agreement that is not reimbursable under the SEI Related Agreement at the time such expense is incurred (including expenses not reimbursable due to the Maximum Fee limit) may not be carried forward for future payment.

     The SEI Related Agreement will continue in effect from year-to-year only if such continuance is specifically approved annually by a vote of the Board, including a majority of the 12b-1 Directors. The SEI Related Agreement may be terminated at any time, without payment of any penalty, by SIDCo, by vote of a majority of the 12b-1 Directors or by vote of a majority of the outstanding voting securities of the Fund on 60 days’ written notice to any other party to the SEI Related Agreement. The SEI Related Agreement shall terminate automatically if assigned.

Shareholder Vote Required to Approve the 12b-1 Plan

     Approval of Proposal 2 requires the affirmative vote of the holders of a “majority of the outstanding voting securities” of the Fund. The term “majority of the outstanding voting securities,” as defined in the 1940 Act and as used in this Proxy Statement, means: the affirmative vote of the lesser of (i) 67% or more of the voting securities of the Fund present at the Meeting if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy or (ii) more than 50% of the outstanding voting securities of the Fund. For purposes of the vote on Proposal 2, abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which such brokers or nominees do not have discretionary power) will have the effect of votes against the proposal, although they will be considered present for purposes of determining the existence of a quorum.

Board Recommendation

     The Board recommends that Shareholders of the Fund vote FOR the approval of the 12b-1 Plan.

Additional Information

General

     Holders of record of the shares of the Fund at the close of business on March 21, 2005 (the “Record Date”), as to any matter on which they are entitled to vote, will be entitled to one vote per share on all business of the Meeting. On March 21, 2005, there were 40,359,400.026 Class S shares of the Fund outstanding. No shares from any other class of shares of the Fund were outstanding on that date.

     The cost of preparing, printing, and mailing the enclosed proxy card and this Proxy Statement, and all other costs incurred in connection with the solicitation of proxies, including any additional solicitation made by letter, telephone, facsimile, or telegraph, will be borne by the Fund. In addition to solicitation by mail, certain officers and representatives of the Fund, officers and employees of SEI, and certain financial services firms and their representatives, who will receive no extra compensation for their services, may solicit proxies by telephone, telegram, or personally.

     Any shareholder of the Fund giving a proxy has the power to revoke it by mail (addressed to the Secretary of the Fund) or in person at the Meeting, by executing a superseding proxy or by submitting a notice of revocation to the Fund. All properly executed proxies received in time for the Meeting will be voted as specified in the proxy or, if no specification is properly made, in favor of the Proposals.

     In addition to voting by giving a proxy either by mail or at the Meeting, any shareholder may attend the Meeting and vote in person. Any shareholder who attends the Meeting and wishes to vote in person will be given a ballot prior to the vote. If the shares of a shareholder wishing to vote in person are held in the name of a broker, bank, or other nominee, the shareholder must bring a letter from the nominee indicating that the shareholder is the beneficial owner of the shares on the Record Date and authorizing the shareholder to vote.

     FMR has advised the Fund that certain shares are registered to FMR or an FMR affiliate. To the extent that FMR or an FMR affiliate has discretion to vote, these shares will be voted at the Meeting FOR each Proposal. Otherwise, these shares will be voted in accordance with the plan or agreement governing the shares. Although the terms of the plans and agreements vary, generally the shares must be voted either (i) in accordance with instructions received from shareholders or (ii) in accordance with instructions received from shareholders and, for shareholders who do not vote, in the same proportion as certain other shareholders have voted.

     The presence at the Meeting, in person or by proxy, of the holders of record of a majority of the outstanding shares entitled to vote thereat shall be necessary and sufficient to constitute a quorum for the transaction of business. In the event that the necessary quorum to transact business or the vote required to approve any Proposal is not obtained at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting in accordance with applicable law to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the Fund’s shares present in person or by proxy at the Meeting. If the necessary quorum is not obtained, the persons named as proxies will vote in favor of adjournment. If the necessary quorum is obtained but the vote required to approve a Proposal is not obtained, the persons named as proxies will vote in favor of any such adjournment those proxies which they are entitled to vote (in whole or in part) in favor of that Proposal and will vote against any such adjournment those proxies to be voted against that Proposal. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker “non-votes” (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which such brokers or nominees do not have discretionary power) will be treated as shares that are present.

     As of December 31, 2004, all Directors and Officers of the Fund, as a group, owned beneficially (as that term is defined in Section 13(d) of the Securities and Exchange Act of 1934 (the “Exchange Act”)) less than 1% of the outstanding shares of any class of the Fund.

     To the best of the Fund’s knowledge, as of March 21, 2005, no person owned beneficially more than 5% of the Fund’s outstanding shares, except as listed in Appendix 1.

     Computershare Fund Services (“CFS”) has been engaged to assist in the solicitation of proxies for the Fund, at an estimated cost of $61,800, plus expenses. Such expenses are to be borne by the Fund. As the Meeting date approaches, certain shareholders of Fund may receive a telephone call from a representative of CFS if their votes have not yet been received. Authorization to permit CFS to execute proxies may be obtained by telephonic or electronically transmitted instructions from shareholders of the Fund. Proxies that are obtained telephonically will be recorded in accordance with the procedures described below. The Fund believes that these procedures are reasonably designed to ensure that both the identity of the shareholder casting the vote and the voting instructions of the shareholder are accurately determined.

     In all cases where a telephonic proxy is solicited, the CFS representative is required to ask for each shareholder’s full name and complete address and to confirm that the shareholder has received the proxy materials in the mail. If the shareholder is a corporation or other entity, the CFS representative is required to ask for the person’s title and confirmation that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information provided to CFS, then the CFS representative has the responsibility to explain the process, read the Proposals listed on the proxy card and ask for the shareholder’s instructions on the Proposals. Although the CFS representative is permitted to answer questions about the process, he or she is not permitted to recommend to the shareholder how to vote, other than to read any recommendation set forth in this Proxy Statement. CFS will record the shareholder’s instructions on the card. Within 72 hours, the shareholder will be sent a letter or mailgram to confirm his or her vote and asking the shareholder to call CFS immediately if his or her instructions are not correctly reflected in the confirmation.

     Shareholders may also provide their voting instructions through telephone touch-tone voting or Internet voting. These options require shareholders to input a control number which is located on each voting instruction card. After inputting this number, shareholders will be prompted to provide their voting instructions on each Proposal. Shareholders will have an opportunity to review their voting instructions and make any necessary changes before submitting their voting instructions and terminating their telephone call or Internet link. Shareholders who vote via the Internet, in addition to confirming their voting instructions prior to submission, will also receive an e-mail confirming their instructions upon request.

     If a shareholder wishes to participate in the Meeting, but does not wish to give a proxy by telephone or electronically, the shareholder may still submit the proxy card originally sent with this Proxy Statement or attend in person. Should shareholders require additional information regarding the proxy or replacement proxy card, they may contact CFS toll-free at 1-877-288-7833. Any proxy given by a shareholder is revocable until voted at the Meeting.

Shareholder Proposals for Subsequent Meetings

     Shareholders wishing to submit proposals for inclusion in a proxy statement for a shareholder meeting subsequent to the Meeting, if any, should send their written proposals to the Secretary of the Fund a reasonable time before the Fund begins to print and mail its proxy materials for such meeting. Any such proposal submitted outside of the processes set forth in Rule 14a-8 promulgated under the Exchange Act is considered untimely if it has not been received a reasonable time before the mailing of the Fund’s proxy materials for such meeting. The timely submission of a proposal does not guarantee its inclusion.

Other Matters to Come Before the Meeting

     The Board is not aware of any matters that will be presented for action at the Meeting other than the matters described in this material. Should any other matters requiring a vote of shareholders arise, the proxy in the accompanying form will confer upon the person or persons entitled to vote the shares represented by such proxy the discretionary authority to vote the shares as to any such other matters in accordance with their best judgment in the interest of the Fund.

Shareholder Communications with Directors

     Shareholders who wish to communicate with the Board or individual Directors should write to the Board of Directors or the particular Director in care of the Fund, at the address for the Fund set forth at the beginning of this Proxy Statement. All communications will be forwarded directly to the Board of Directors or the individual Director.

     Shareholders also have an opportunity to communicate with the Board of Directors at shareholder meetings when Directors attend those meetings. The Fund does not have a policy regarding Directors’attendance at annual shareholder meetings. No annual meeting of shareholders was held during the previous year.

Delivery of Documents to Shareholders Sharing an Address

     Only one copy of this Proxy Statement is being delivered to multiple shareholders sharing an address unless the Fund has received contrary instructions from one or more of the shareholders. Any shareholder at a shared address to which a single copy of this Proxy Statement was delivered can request a separate copy of the Proxy Statement by contacting CFS toll-free at 1-877-288-7833. Shareholders who wish to receive separate proxy statements in the future, as well as shareholders sharing an address who wish only to receive a single copy of proxy statements, may notify the Fund of their preferences by calling 1-800-53-JAPAN or writing the Fund, care of SEI Investments Distribution Co., One Freedom Valley Drive, Oaks, Pennsylvania 19456, attention: Secretary.

Information About Service Providers

     Adviser and Sub-Advisers. FMR, located at 82 Devonshire Street, Boston, Massachusetts 02109, serves as the investment adviser to the Fund. The following provide investment subadvisory services to the Fund: Fidelity Investments Japan Limited, Shiroyama JTTrust Tower, 3-1, Toranomon 4-chome, Minato-ku, Tokyo 105-6019, Japan; Fidelity Management & Research (U.K.) Inc., 25 Lovat Lane, London, England EC3R 8LL; Fidelity Management & Research (Far East) Inc., Shiroyama JT Mori Bldg., 4-3-1 Toranomon Minato-ku, Tokyo 105, Japan; Fidelity International Investment Advisors, Pembroke Hall, 42 Crow Lane, Pembroke HM19, Bermuda; Fidelity International InvestmentAdvisors (U.K.) Limited, 25 Cannon Street, London, England EC4M 5TA; and FMR Co., Inc., 82 Devonshire Street, Boston, Massachusetts 02109.

     Distributor and Underwriter. SEI Investments Distribution Co., located at One Freedom Valley Drive, Oaks, Pennsylvania 19456, is the distributor and principal underwriter of the Fund’s shares.

     Custodian. The Fund employs Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts 02109, as custodian. Bank of Tokyo—Mitsubishi, Limited is employed as sub-custodian and is located at 3-2, Nihombashi Hongoku-Cho 1-Chome, Chuo-Ku, Tokyo, Japan.

     Administrator. SEI Investments Global Funds Services, One Freedom Valley Drive, Oaks, Pennsylvania 19456, serves as the Fund’s administrator.

     Legal Counsel. The Fund employs Davis Polk & Wardwell, 450 Lexington Ave., New York, New York 10017, as legal counsel.

     The President. In addition to its other service providers, the Fund has a President, appointed by the Board, to oversee the management, administration, and distribution of the Fund. The office of the President is located in the offices of the Japan Fund at 225 Franklin Street, 26th Floor, Boston, Massachusetts 02110.

     PLEASE COMPLETE, SIGN, AND RETURN THE ENCLOSED PROXY CARD (OR TAKE ADVANTAGE OF AVAILABLE ELECTRONIC OR TELEPHONIC VOTING PROCEDURES) PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By Order of the Board,

/s/ William L. Givens

William L. Givens
Chairman of the Board

Appendix 1

Beneficial Owners of More than 5% of Any Class of the Fund’s Voting Securities

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Class S	Charles Schwab & Co. Inc.	11,824,617.394 shares	29.33%
	Attn: Mutual Funds Department	(for the benefit of	of Class
	101 Montgomery Street	customers)
San Francisco, CA 94104-4122

A-1

Exhibit A

FORM OF THE JAPAN FUND, INC.

RULE 12b-1 DISTRIBUTION AND SHAREHOLDER SERVICING PLAN

     The following Rule 12b-1 Distribution and Shareholder Servicing Plan (the “Plan”) has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the “Act”), by The Japan Fund, Inc. (the “Fund”), a Maryland corporation. The Plan has been approved by a majority of the Fund’s Board of Directors (the “Board”), including a majority of the directors who are not interested persons of the Fund and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan (the “Disinterested Directors”), cast in person at a meeting called for the purpose of voting on such Plan.

     In approving the Plan, the Board determined that the Plan would be prudent and in the best interests of the Fund and its shareholders. Such approval by the Board included a determination, in the exercise of its reasonable business judgment and in light of its fiduciary duties, that there is a reasonable likelihood that the Plan will benefit the Fund and its shareholders.

     Section 1. Distribution and Service Fee. The Fund may charge an annual distribution expense and service fee (the “12b-1 Fee”) to finance distribution and shareholder service expenses pursuant to Section 2 hereof. The 12b-1 Fee shall not exceed 0.25% of the Fund’s average daily net assets on an annual basis (the “Maximum Fee”). Such fee shall be calculated and accrued daily and paid at such intervals as the Board shall determine, subject to any applicable restriction imposed by rules of the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.

     Section 2. Permitted Uses of the 12b-1 Fee. (a) The Fund, or its distributor, may enter into written agreements (“Related Agreements”) approved by the Board with one or more securities dealers, financial institutions or any other person, including the distributor (each such dealer, institution or person, a “Service Organization”) pursuant to which the Fund shall use the 12b-1 Fee to reimburse such Service Organization for expenses incurred by the Service Organization in: (i) undertaking any activity primarily intended to result in sale of shares of the Fund, including promotion and distribution; or (ii) the provision of services to the shareholders of the Fund. Without limiting the generality of the foregoing, it is contemplated that by reimbursing Service Organizations pursuant to the RelatedAgreements, the 12b-1 Fee may be used, among other things:

(1)	to pay for the costs of payments, including incentive compensation, made to third parties, including wholesalers and consultants, that provide distribution, marketing, advertising or shareholder related services;

Exhibit A-1

(2)	to pay for the provision of shareholder services to the Fund and its shareholders, including, but not limited to, subaccounting for, and processing, all Fund share transactions at the shareholder level; crediting distributions from the Fund to shareholder accounts; determining amounts to be reinvested in the Fund; assisting customers in changing account options, account designations and account addresses; disseminating tax information and mailing Fund information, such as prospectuses and annual and semi- annual reports to beneficial owners of Fund shares; answering routine inquiries regarding Fund shares; providing any other shareholder services not otherwise provided by the Fund’s transfer agent; and providing such other administrative and personal services as may be reasonably requested and which are deemed necessary and beneficial to Fund shareholders;

(3)	to pay for costs incurred in conjunction with advertising and marketing of the shares of the Fund, including, but not limited to, costs of preparing, printing and distributing prospectuses, statements of additional information, reports on the Fund and others sales literature to prospective shareholders, securities dealers and others;

(4)	to pay for the formulation and implementation of marketing and promotional activities, including, but not limited to, direct mail promotions and television, radio, newspaper, magazine and other mass media advertising;

(5)	to pay for obtaining whatever information, analyses and reports with respect to marketing and promotional activities the Fund may, from time to time, deem advisable; and

(6)	to pay for other costs incurred in the implementation and operation of the Plan.

     Expenses shall be deemed incurred by a Service Organization whether paid directly by the Service Organization or by a third party to the extent reimbursable by the Service Organization. The expenses reimbursed pursuant to this Plan may, as determined by the Board, include an element of reasonable profit to the Service Organization.

(b)	Each Related Agreement shall provide the maximum amount of expenses for which the corresponding Service Organization may be reimbursed on an annual basis (the “Maximum Reimbursable Amount”), provided that the aggregate amount of expenses reimbursable on an annual basis under all Related Agreements shall not exceed the Maximum Fee.

(c)	An expense incurred by a Service Organization that is not reimbursable pursuant to Section 2(a)-(b) hereof at the time such expense is incurred (including expenses not reimbursable due to the Maximum Reimbursable Amount and Maximum Fee limits) may not be carried forward for future payment. All such expenses shall be the sole responsibility of the Service Organization that incurred such expenses.

Exhibit A-2

(d)	If any amount of the 12b-1 Fee is not used to reimburse a Service Organization pursuant to a Related Agreement, the Fund may use such remaining amount for its expenses of distributing its shares including, but not limited to, payment for the cost of preparing, printing and distributing prospectuses and statements of additional information to prospective investors and of implementing and operating the Plan as well as payment of capital or other expenses of associated equipment, rent, salaries, bonuses, interest and other overhead costs.

(e)	If any amount of the 12b-1 Fee is not used pursuant to paragraphs (a) or (d) of this Section 2, such amount shall be returned to the Fund in such manner as is determined by the Board.

     Section 3. Indirect Expenses. While the Fund is authorized to make payments directly for distribution and shareholder servicing pursuant to Section 2 hereof, it is expressly recognized that the Fund currently pays fees, such as an advisory fee and an administration fee, to third parties. To the extent that any payment made by the Fund to a third party should be deemed to be indirect financing of any activity primarily intended to result in the sale of shares of the Fund within the meaning of Rule 12b-1, then such payments shall be deemed to be authorized by this Plan.

     Section 4. Reports. Any person authorized to direct the disposition of monies paid or payable by the Fund pursuant to the Plan or any Related Agreement shall provide to the Board, and the Directors shall review, at least quarterly, a written report of all amounts so expended. This report shall include the identity of the recipient of each payment, the purpose for which the amounts were expended and such other information as the Board may reasonably request.

     Section 5. Effectiveness. This Plan shall not take effect until it has been approved (a) by the vote of a majority of the outstanding voting securities of the Fund and (b) together with any Related Agreements, by vote of the majority of the Board, and of the Disinterested Directors, cast in person at a Board meeting called for the purpose of voting on this Plan or such Related Agreement.

     Section 6. Term. This Plan shall continue in effect for a period of one year after it takes effect and may be continued thereafter for additional one year periods only so long as such continuance is specifically approved at least annually in the manner provided in clause (b) of Section 5 hereof for the approval of this Plan.

     Section 7. Termination. This Plan may be terminated at any time by the vote of a majority of the Disinterested Directors or by vote of a majority of the outstanding voting securities of the Fund. If this Plan is terminated, the Fund shall have no liability for distribution expenses that were submitted but not reimbursed as of the date of termination.

     Section 8. Requirements as to Related Agreements.Any RelatedAgreement shall be in writing and shall provide (a) that such Related Agreement may be terminated

Exhibit A-3

at any time, without payment of any penalty, by the vote of a majority of the Disinterested Directors or by the vote of a majority of the outstanding voting securities of the Fund on not more than 60 days’ written notice to any other party to the Related Agreement; and (b) that such Related Agreement shall terminate automatically in the event of its assignment.

     Section 9. Amendment. This Plan may be amended in the manner provided in clause (b) of Section 5 hereof for the approval of this Plan; provided that the Plan may not be amended to increase materially the Maximum Fee without shareholder approval.

     Section 10. Fund Governance Standards and Brokers and Dealers. While this Plan is in effect, (i) the Board shall satisfy the fund governance standards defined in Rule 0-1(a)(7) under the Act and (ii) the Fund shall comply with the requirements of Rule 12b-1(h) regarding the compensation of, and the direction of portfolio securities transactions to, brokers or dealers.

     Section 11. Preservation of Materials. The Fund shall preserve copies of the Plan, any agreement relating to the Plan and any report made pursuant to Section 4 hereof, for a period of not less than six years (the first two years in an easily accessible place) from the date of such Plan, agreement or report, as the case may be.

     Section 12. No Obligation. This Plan shall not obligate the Fund or any other party to enter into an agreement with any particular person.

     Section 13. Meanings of Certain Terms. As used in this Plan, the terms “assignment,” “interested person,” and “the vote of a majority of the outstanding voting securities” shall have the respective meanings specified in the Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

Exhibit A-4

VOTE THIS PROXY CARD TODAY!
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Your Proxy Vote is important!

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It saves Money! Telephone and Internet
voting saves postage costs. Savings
which can help minimize expenses.

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voting is instantaneous – 24 hours a day.

It’s Easy! Just follow these simple steps:

1. Read your proxy statement and have it
at hand.

2. Call toll-free 1-866-241-6192 or go to
website: https://vote.proxy-direct.com.

3. Follow the recorded or on-screen directions.

4. Do not mail your Proxy Card when you
vote by phone or Internet.

PROXY CARD	THE JAPAN FUND, INC.	PROXY CARD
JAPAN FUND CLASS S
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
THE MEETING OF SHAREHOLDERS, JUNE 1, 2005

The undersigned, revoking previous proxies with respect to the Shares (defined below), hereby appoint(s) Philip Masterson and James Ndiaye, each with full power of substitution, as my proxies to vote all shares (the “Shares”) of The Japan Fund, Inc. (the “Fund”) that I am entitled to vote at the Meeting of Shareholders of the Fund to be held in the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY 10017 on Wednesday, June 1, 2005, at 4:30 p.m. Eastern time, and any adjournments or postponements thereof (the “Meeting”), on the matters set forth in the Notice of Meeting and on this Proxy Card. All powers may be exercised by a majority of said proxy holders or substitutes voting or acting or, if only one votes and acts, then by that one.

This proxy will, when properly executed, be voted as directed herein by the signing Shareholder. If no direction is properly given when the duly executed Proxy is returned, this Proxy will be voted FOR the Proposals shown on the reverse side of this Proxy Card. The appointed proxies will also vote upon all matters incident to the conduct of the Meeting and upon such other matters as may properly be brought before the Meeting. The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Meeting of Shareholders and the Proxy Statement of the Board of Directors.

VOTE VIA THE INTERNET: https://vote.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-866-241-6192
999 9999 9999 999

Your signature(s) on this Proxy should be exactly as your name(s) appear on this Proxy. If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees, or guardians should indicate the full title and capacity in which they are signing.

Signature

Signature of joint owner, if any

Date

VOTE THIS PROXY CARD TODAY!
YOUR PROMPT RESPONSE WILL SAVE THE EXPENSE
OF ADDITIONAL MAILINGS

THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS A VOTE "FOR" BOTH PROPOSALS:

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: ■

1.	The election of each of the following nominees to the Board of Directors of the Fund. Nominees:						FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
	01	J. Douglas Azar	02	Lynn S. Birdsong	03	Shinji Fukukawa	☐	☐	☐
	04	William L. Givens	05	Takeshi Isayama	06	Yasuo Kanzaki
	07	Yoshihiko Miyauchi	08	Osamu Nagayama

	INSTRUCTION: To withhold authority to vote for any individual nominees but not all nominees, mark the box on the right and write the name(s) of such nominee(s) on the space provided below:

2.	The adoption of the 12b-1 Plan.						FOR	AGAINST	ABSTAIN
							☐	☐	☐

PLEASE DATE, SIGN AND RETURN PROMPTLY USING THE ENCLOSED, POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU EXPECT TO
ATTEND THE MEETING; YOU MAY, NEVERTHELESS, VOTE IN PERSON IF YOU DO ATTEND.